[ROBSON RHODES LETTERHEAD]


                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the incorporation of our report dated February 9, 1999, on Britannia Data Management Limited's financial statements, included in this Current Report on Form 8-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File Nos. 333-44187 and 333-67765) and S-8 (File Nos.
333-24803, 333-33191, 333-43901, 333-60919, 333-60921 and 333-67499).


/s/ Robson Rhodes

ROBSON RHODES

Birmingham
England

March 22, 1999